Exhibit 5.1

KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Great Basin Gold Ltd.
We consent to the use of our audit report dated March 16, 2007, on the consolidated balance sheets of Great Basin Gold Ltd. as at December 31, 2006 and 2005, and the related consolidated statements of operations, deficit and cash flows for the years then ended, and our audit report dated March 30, 2007 on the related supplementary note entitled “Reconciliation with United States Generally Accepted Accounting Principles — Item 18”, all incorporated by reference in this registration statement on Amendment No. 1 to Form F-10 and to the reference to our firm under the heading “Interest of Experts” in the short form prospectus included in the registration statement on Amendment No. 1 to Form F-10.
/s/ KPMG LLP
Vancouver, Canada
April 12, 2007
KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.